EXHIBIT 4.1


             [Letterhead of ICE Data Pricing & Reference Data, LLC]


                                January 9, 2020


Invesco Capital Markets Inc.
11 Greenway Plazas
Houston, TX 77046-1173


The Bank of New York
2 Hanson Place 12th floor
Brooklyn, New York 11217
Unit Investment Trust Dept.


                 RE: Invesco Unit Trusts, Municipal Series 1344
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Gentlemen:

   We have examined Registration Statement File No. 333-227988 for the above mentioned trust. We hereby acknowledge that ICE Data Pricing & Reference Data, LLC is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to ICE Data Pricing & Reference Data, LLC as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our Securities Data Manager database as of the date of the evaluation report.

   You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,

                                                                /s/ Mark Heckert
                                                                ----------------

                                                                    Mark Heckert
                                                                       President



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